UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2012

ATMI, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-16239	06-1481060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Commerce Drive, Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (203) 794-1100

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2012, ATMI, Inc. (“ATMI” or the “Company”) implemented a series of changes to its senior executive compensation structure to closely align executive compensation with Company performance and update senior executive compensation programs and agreements to marketplace best practices.

These changes include:

•
All Restricted Stock Grants to Vest Based on Relative Total Shareholder Return.  All new restricted equity awards to senior executives will be in the form of Total Shareholder Return Performance Restricted Stock Unit Awards.  These awards will vest based on the relative performance of ATMI stock versus the Russell 2000 index - rather than using either solely the passage of time or an absolute performance metric to determine vesting.

•	Use of a Broader Set of Performance Metrics. With this change, ATMI’s annual and long-term incentive compensation arrangements are now based on a broader set of performance metrics.

•
Greater Percentage of Performance-Based Equity Compensation.  Restricted equity awards to senior executives will now consist entirely of Total Shareholder Return Performance Restricted Stock Unit Awards, rather than a combination of performance-vested and time-vested restricted stock grants.  As a result of this change, 50% of all long-term incentive award value will now be based solely on performance, while the remaining 50% will be derived from stock options which are directly linked to increases in shareholder value.

•
Increased Focus on Shareholder Return.  The new long-term incentive structure ties ATMI executive compensation more directly to shareholder return, through the use of Total Shareholder Return Performance Restricted Stock Unit Awards (50%) and stock options (50%).

•
Greater Emphasis on Longer-Term Performance.  After an initial transition period, vesting of Total Shareholder Return Performance Restricted Stock Unit Awards will be based on three-year Relative Total Shareholder Return.

•
Higher Percentage of Annual Incentive Compensation Based on Overall Company Performance Metrics.  Eighty percent of executive annual incentive compensation will now be based on overall corporate performance with only twenty percent based on individual performance objectives.

•	Elimination of Excise Tax Gross-Ups. The employment agreements of our named executive officers with written agreements have been amended to remove the change of control excise tax gross-up feature.

•	Stock Ownership Guidelines Established. Stock ownership guidelines now apply to our outside directors and chief executive officer, to further align their interests with those of our stockholders.

Total Shareholder Return Performance Restricted Stock Unit Agreements

Commencing in 2012, we are replacing the restricted stock portion of our senior executive compensation program – which formerly consisted of a combination of time-vested restricted stock and performance-vested restricted stock based on corporate performance metrics – with market performance restricted stock units that vest based on relative total stockholder return of ATMI stock versus the performance of the Russell 2000 index.  Grants made in 2014 and thereafter will have vesting based solely on three-year Relative Total Shareholder Return and will also have a time-vesting component (with shares earned based on Relative Total Shareholder Return vesting 50% initially and the remaining 50% one year thereafter).  During an initial transition period, grants made in 2012 and 2013 will vest based entirely on Relative Total Shareholder Return versus the Russell 2000 index for one-year, two-year and three-year performance periods, with shares earned vesting at the end of the applicable performance period.

The foregoing description of the Total Shareholder Return Performance Restricted Stock Unit Agreements does not purport to be complete and is qualified in its entirety by reference to such Agreements, copies of which are filed as Exhibits 10.5 and 10.6 hereto, and incorporated herein by reference.

Employment Agreement Amendments

On January19, 2012, ATMI entered into Amended and Restated Employment Agreements (the “Amended Agreements”) with each of: Douglas A. Neugold, its Chairman, Chief Executive Officer and President, Timothy C. Carlson, its Executive Vice President, Chief Financial Officer and Treasurer, Daniel P. Sharkey, its Executive Vice President, Business Development and Ellen T. Harmon, its Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary.  The Amended Agreements, which amend and restate each executive’s existing agreement and amendments into one document, (i) delete the existing tax gross-up provisions that formerly provided for a Company gross-up of any excise taxes that would have been owed by the executive following a change of control pursuant to Section 4999 of the Internal Revenue Code and replace it with a best net benefit provision requiring the executive to pay any excise taxes due, (ii) reflect certain other changes to conform the agreements to previously implemented and disclosed matters (such as changes of title and the expiration of the initial terms of the agreements), (iii) delete references to perks which are no longer provided, (iv) reflect annual adjustments in base salary levels effective January 1, 2012 (Mr. Neugold – from $525,000 to $550,000; Mr. Carlson – from $318,000 to $328,000; Mr. Sharkey – from $318,000 to $324,000; and Ms. Harmon – from $305,000 to $314,000) and (v) reflect the vesting logistics of Total Shareholder Return Performance Restricted Stock Unit Awards granted under the new senior executive compensation structure in the event of severance following a change of control.

The foregoing description of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to such Amended Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, and incorporated herein by reference.

Item 8.01 Other Events

On January 19, 2012, the Company implemented the ATMI, Inc. Stock Ownership Guidelines for Executives and Directors (the “Stock Ownership Guidelines”).  The Stock Ownership Guidelines will apply to the Company’s independent directors, the Chief Executive Officer, and certain other executives of the Company as may be from time to time determined by the CEO and the Board.

Within five years of becoming subject to the Stock Ownership Guidelines, it is recommended that:

•	independent Board members own an amount of ATMI stock with a value equal to at least three times the annual cash retainer for Board service;

•	the CEO own an amount of ATMI stock with a value equal to at least three times annual base salary; and

•	Other executives who are selected to participate own an amount of ATMI stock with a value equal to at least their annual base salary.

If an individual subject to the Stock Ownership Guidelines has not achieved the applicable goal by the end of the five year time period, the Company may consider that fact in connection with future equity grants.

The foregoing description of the Stock Ownership Guidelines does not purport to be complete and is qualified in its entirety by reference to such Stock Ownership Guidelines, a copy of which is filed as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1	Amended and Restated Employment Agreement dated January 19, 2012 between ATMI, Inc. and Douglas A. Neugold
10.2	Amended and Restated Employment Agreement dated January 19, 2012 between ATMI, Inc. and Timothy C. Carlson
10.3	Amended and Restated Employment Agreement dated January 19, 2012 between ATMI, Inc. and Daniel P. Sharkey
10.4	Amended and Restated Employment Agreement dated January 19, 2012 between ATMI, Inc. and Ellen T. Harmon
10.5	Form of Total Shareholder Return Performance Restricted Stock Unit Agreement (2012 and 2013 Grants)
10.6	Form of Total Shareholder Return Performance Restricted Stock Unit Agreement (2014 and later Grants)
99.1	ATMI, Inc. Stock Ownership Guidelines for Executives and Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMI, Inc.
(Registrant)

January 20, 2012	/s/ TIMOTHY C. CARLSON
(Date)	Timothy C. Carlson Executive Vice President, Chief Financial Officer and Treasurer